ITEM 77Q(c) -
COPIES OF NEW OR
AMENDED REGISTRANT
INVESTMENT
ADVISORY CONTRACTS




FEDERATED CORE TRUST
INVESTMENT ADVISORY
CONTRACT


	This Contract
is made this 13th day
of August, 2010,
between Federated
Investment Management
Company, a Delaware
business trust having
its principal place of
business in Pittsburgh,
Pennsylvania (the
"Adviser"), and Federated
Core Trust, a Massachusetts
business trust having its
principal place of business
in Pittsburgh, Pennsylvania
(the "Trust").

	WHEREAS the Trust
is an open-end management
investment company as that
term is defined in
the Investment Company Act
of 1940, as amended, and is
registered as such with the
Securities and
Exchange Commission; and

	WHEREAS Adviser is
engaged in the business of
rendering investment advisory
and management
services.

	NOW, THEREFORE, the
parties hereto, intending to
be legally bound, hereby
agree as follows:

	1.	The Trust
hereby appoints Adviser as
Investment Adviser for each
of the portfolios
("Funds") of the Trust
which executes an exhibit
to this Contract, and Adviser
accepts the appointments.
Subject to the direction
of the
Trustees, Adviser shall
provide
investment research and
supervision of the
investments of the Funds
and conduct a continuous
program of investment
evaluation and of appropriate
sale or other disposition
and reinvestment of each
Fund's assets.

	2.	Adviser,
in its supervision of the
investments of each of the
Funds will be guided by each
of the Fund's investment
objective and policies and
the provisions and restrictions
contained in the
Declaration of Trust and
By-Laws of the Trust  and as
set forth in the Registration
Statements and exhibits
as may be on file with the
Securities and Exchange
 Commission.

	3.	Each Fund
shall pay or cause to be
paid all of its own
expenses and its allocable
share of
Trust  expenses, including,
without limitation, the
expenses of organizing the
Trust  and continuing its
existence; fees and expenses
of Trustees and officers of
the Trust; fees for investment
advisory services and
administrative personnel and
services; expenses incurred
in the distribution of its
shares ("Shares"),
including expenses of
administrative support services;
fees and expenses of preparing
and printing its
Registration Statements under
the Securities Act of 1933
and the Investment Company
Act of 1940, as
amended, and any amendments
thereto; expenses of
registering and qualifying
the Trust, the Funds, and
Shares of the Funds under
federal and state laws and
regulations; expenses of
preparing, printing, and
distributing prospectuses
(and any amendments thereto)
to shareholders; interest
expense, taxes, fees, and
commissions of every kind;
expenses of issue (including
cost of Share certificates),
purchase, repurchase,
and redemption of Shares,
including expenses
attributable to a program
of periodic issue; charges
and
expenses of custodians,
transfer agents, dividend
disbursing agents, shareholder
servicing agents, and
registrars; printing and
mailing costs, auditing,
accounting, and legal expenses;
reports to shareholders and
governmental officers and
commissions; expenses of
meetings of Trustees and
shareholders and proxy
solicitations therefor;
insurance expenses;
association membership
dues and such nonrecurring
items as
may arise, including all
losses and liabilities
incurred in administering
the Trust  and the Funds.
Each Fund
will also pay its allocable
share of such extraordinary
expenses as may arise including
expenses incurred in
connection with litigation,
proceedings, and claims and
the legal obligations of the
Trust  to indemnify its
officers and Trustees and
agents with respect thereto.

	4.	Each of the
Funds shall pay to Adviser,
for all services rendered to
each Fund by Adviser
hereunder, the fees set forth
in the exhibits attached hereto.

	5.	The net asset
value of each Fund's Shares as
used herein will be calculated
to the nearest
1/10th of one cent.

	6.	The Adviser may
from time to time and for such
periods as it deems appropriate
reduce
its compensation (and, if
appropriate, assume expenses
of one or more of the Funds)
to the extent that any
Fund's expenses exceed such
lower expense limitation as
the Adviser may, by notice
to the Fund,
voluntarily declare to be
effective.

	7.	This Contract
shall begin for each Fund as
of the date of execution of
the applicable
exhibit and shall continue
in effect with respect to
each Fund presently set
forth on an exhibit (and any
subsequent Funds added
pursuant to an exhibit
during the initial term of
this Contract) for two years
from
the date of this Contract
set forth above and thereafter
for successive periods of one year,
subject to the
provisions for termination
and all of the other terms and
conditions hereof if: (a) such
continuation shall be
specifically approved at least
annually by the vote of a
majority of the Trustees of the
Trust, including a
majority of the Trustees who
are not parties to this Contract
or interested persons of any such
party cast in
person at a meeting called for
that purpose; and (b) Adviser
shall not have notified a Fund
in writing at
least sixty (60) days prior to
the anniversary date of this
Contract in any year thereafter
that it does not
desire such continuation with
respect to that Fund. If a Fund
is added after the first approval
by the Trustees
as described above, this Contract
will be effective as to that Fund
upon execution of the applicable
 exhibit
and will continue in effect until
the next annual approval of this
Contract by the Trustees and
thereafter for
successive periods of one year,
subject to approval as described
above.

	8.	Notwithstanding
any provision in this Contract,
it may be terminated at any time
with
respect to any Fund, without
the payment of any penalty,
by the Trustees of the Trust
or by a vote of the
shareholders of that Fund on
sixty (60) days' written notice
 to Adviser.

	9.	This Contract
may not be assigned by Adviser
and shall automatically terminate
in the
event of any assignment. Adviser
 may employ or contract with
such other person, persons,
corporation, or
corporations at its own cost
and expense as it shall determine
in order to assist it in
carrying out this
Contract.

	10.	In the absence
of willful misfeasance, bad faith,
gross negligence, or reckless
disregard of
the obligations or duties under
this Contract on the part of
Adviser, Adviser shall not be
liable to the Trust
or to any of the Funds or to
any shareholder for any act
or omission in the course of
or connected in any
way with rendering services
or for any losses that may be
sustained in the purchase,
holding, or sale of any
security.

	11.	This Contract
 may be amended at any time
by agreement of the parties
provided that the
amendment shall be approved
both by the vote of a majority
 of the Trustees of the Trust
including a
majority of the Trustees who are
not parties to this Contract or
interested persons of any such
party to this
Contract (other than as Trustees
of the Trust) cast in person at
a meeting called for that purpose,
and, where
required by Section 15(a)(2) of
the Act, on behalf of a Fund by
a majority of the outstanding
 voting
securities of such Fund as
defined in Section 2(a)(42)
of the Act.

	12.	The Adviser
acknowledges that all sales
literature for investment
companies (such as the
Trust) are subject to strict
regulatory oversight. The
Adviser agrees to submit any
proposed sales literature
for the Trust (or any Fund)
or for itself or its affiliates
 which mentions the Trust
(or any Fund) to the Trust's
distributor for review and
filing with the appropriate
regulatory authorities prior
to the public release of any
such sales literature, provided,
however, that nothing herein
shall be construed so as to
create any
obligation or duty on the
part of the Adviser to produce
sales literature for the Trust
(or any Fund). The
Trust agrees to cause its
distributor to promptly
review all such sales
literature to ensure
compliance with
relevant requirements, to
promptly advise Adviser of
any deficiencies contained
in such sales literature, to
promptly file complying sales
literature with the relevant
authorities, and to cause
such sales literature to be
distributed to prospective
investors in the Trust.

	13.	Adviser is
hereby expressly put on notice
 of the limitation of
liability as set forth in
Article XI of the Declaration
of Trust and agrees that the
obligations pursuant to this
Contract of a
particular Fund and of the
Trust with respect to that
particular Fund be limited
solely to the assets of that
particular Fund, and Adviser
shall not seek satisfaction
 of any such obligation from
any other Fund, the
shareholders of any Fund,
the Trustees, officers,
employees or agents of the
Trust, or any of them.

	14.	The Trust
and the Funds are hereby
expressly put on notice of
the limitation of liability as
set forth in the Declaration
of Trust of the Adviser and
agree that the obligations
assumed by the Adviser
pursuant to this Contract
shall be limited in any case
to the Adviser and its assets
and, except to the extent
expressly permitted by the
Investment Company Act of 1940,
 as amended, the Trust and
 the Funds shall
not seek satisfaction of any
such obligation from the
shareholders of the Adviser,
the Trustees, officers,
employees, or agents of the
Adviser, or any of them.

	15.	Adviser agrees
to maintain the security and
confidentiality of nonpublic
personal
information (NPI") of Fund
customers and consumers, as
those terms are defined in
Regulation S-P, 17
CFR Part 248.  Adviser
agrees to use and redisclose
such NPI for the limited
purposes of processing and
servicing transactions; for
 specific law enforcement
and miscellaneous purposes;
 and to service providers
or in connection with joint
 marketing arrangements
directed by the Fund(s),
in each instance in furtherance
of fulfilling Adviser's
obligations under this
Contract and consistent with
the exceptions provided in 17
CFR Sections 248.14, 248.15
and 248.13, respectively.

       16.	The parties
 hereto acknowledge that Federated
Investors, Inc., has reserved
the right to
grant the non-exclusive use of
 the name "Federated Core Trust"
or any derivative thereof to
any other
investment company, investment
company portfolio, investment
adviser, distributor or other
 business
enterprise, and to withdraw
from the Trust and one or more
of the Funds the use of the
name "Federated
Core Trust".  The name
"Federated Core Trust" will
continue to be used by the
Trust and each Fund so
long as such use is mutually
agreeable to Federated Investors,
Inc. and the Trust.

	17.	This Contract
shall be construed in accordance
with and governed by the laws of the
Commonwealth of Pennsylvania.

	18.	This Contract
will become binding on the parties
 hereto upon their execution of the
attached exhibits to this Contract.





EXHIBIT A
to the
Investment Advisory Contract

Federated Bank Loan Core Fund

	For all services rendered
by Adviser hereunder, the above-
named Fund of Federated Core Trust
shall pay to Adviser and Adviser
agrees to accept as full
compensation for all services
rendered hereunder,
an annual investment advisory
fee equal to 0.00% of the
average daily net assets of
the Fund.

	The portion of the fee
based upon the average daily
net assets of the Fund shall
be accrued daily at
the rate of 1/365th of 0.00
of 1% applied to the daily net
assets of the Fund.

	The advisory fee so
accrued shall be paid to Adviser
 daily.

	Witness the due
execution hereof this 13th
 day of August, 2010.



FEDERATED CORE TRUST




By:  /s/ John B. Fisher
Name:  John B. Fisehr
Title:  President



FEDERATED INVESTMENT MANAGEMENT
COMPANY



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO



LIMITED POWER OF ATTORNEY


		KNOW ALL MEN
BY THESE PRESENTS, dated as
of August 13, 2010, that Federated
Core Trust, a business Trust
duly organized under the laws
of the Commonwealth of
Massachusetts (the
"Trust"), does hereby nominate,
constitute and appoint Federated
 Investment Management Company, a
business Trust duly organized
under the laws of the state of
Delaware (the "Adviser"), to
act hereunder as
the true and lawful agent and
attorney-in-fact of the Trust,
acting on behalf of each of the
series portfolios
for which the Adviser acts as
investment adviser shown on
Schedule 1 attached hereto and
incorporated by
reference herein (each such
series portfolio being hereinafter
referred to as a "Fund" and
collectively as the
"Funds"), for the specific
purpose of executing and
delivering all such agreements,
instruments, contracts,
assignments, bond powers, stock
powers, transfer instructions,
receipts, waivers, consents and
other
documents, and performing all
such acts, as the Adviser may
deem necessary or reasonably
desirable,
related to the acquisition,
disposition and/or reinvestment
 of the funds and assets of a
Fund of the Trust in
accordance with Adviser's
supervision of the investment,
sale and reinvestment of the
funds and assets of
each Fund pursuant to the
authority granted to the Adviser
 as investment adviser of each
 Fund under that
certain investment advisory
 contract dated August 13, 2010
by and between the Adviser and
the Trust
(such investment advisory contract,
as may be amended, supplemented
or otherwise modified from time
to
time is hereinafter referred to
as the "Investment Advisory
Contract").

		The Adviser
shall exercise or omit to
exercise the powers and
authorities granted herein
in each case as the Adviser
in its sole and absolute
discretion deems desirable or
 appropriate under existing
circumstances.  The Trust hereby
 ratifies and confirms as good
and effectual, at law or in
equity, all that the
Adviser, and its officers and
employees, may do by virtue
 hereof.  However, despite
the above provisions,
nothing herein shall be
construed as imposing a duty
on the Adviser to act or assume
responsibility for any
matters referred to above or
 other matters even though the
Adviser may have power or
authority hereunder
to do so.  Nothing in this
Limited Power of Attorney shall
 be construed (i) to be an
 amendment or
modifications of, or supplement
to, the Investment Advisory
Contract, (ii) to amend, modify,
limit or
denigrate any duties,
obligations or liabilities
of the Adviser under the
terms of the Investment Advisory
Contract or (iii) exonerate,
 relieve or release the Adviser
 any losses, obligations,
penalties, actions,
judgments and suits and other
 costs, expenses and
disbursements of any kind or
nature whatsoever which
may be imposed on, incurred
by or asserted against the
Adviser (x) under the terms
of the Investment
Advisory Contract or (y) at
law, or in equity, for the
 performance of its duties
as the investment adviser of
any of the Funds.

		The Trust
hereby agrees to indemnify
and save harmless the Adviser
 and its Trustees,
officers and employees (each
of the foregoing an
"Indemnified Party" and
collectively the "Indemnified
Parties") against and from
 any and all losses, obligations,
 penalties, actions, judgments
and suits and other
costs, expenses and disbursements
of any kind or nature whatsoever
 which may be imposed on, incurred by
or asserted against an
Indemnified Party, other than
as a consequence of gross
negligence or willful
misconduct on the part of an
Indemnified Party, arising out
 of or in connection with this
Limited Power of
Attorney or any other agreement,
instrument or document executed
in connection with the exercise
of the
authority granted to the Adviser
 herein to act on behalf of the
Trust, including without limitation
 the
reasonable costs, expenses and
disbursements in connection
with defending such Indemnified
Party against
any claim or liability related
to the exercise or performance
 of any of the Adviser's powers
 or duties under
this Limited Power of Attorney
or any of the other agreements,
 instruments or documents
executed in
connection with the exercise
of the authority granted to
the Adviser herein to act on
 behalf of the Trust, or
the taking of any action under
 or in connection with any of
the foregoing.  The obligations
of the Trust
under this paragraph shall
survive the termination of
this Limited Power of Attorney
 with respect to actions
taken by the Adviser on behalf
 of the Trust during the term
of this Limited Power of
Attorney.  No Fund
shall have any joint or
 several obligations with
any other Fund to reimburse
 or indemnify an Indemnified
Party for any action, event,
 matter or occurrence
performed or omitted by or
on behalf of the Adviser in
 its
capacity as agent or
 attorney-in-fact of Trust
 acting on behalf of any
other Fund hereunder.

		Any person,
 partnership, corporation or
other legal entity dealing
with the Adviser in its
capacity as attorney-in-fact
hereunder for the Trust is
hereby expressly put on notice
that the Adviser is
acting solely in the capacity
as an agent of the Trust and
that any such person,
partnership, corporation or
other legal entity must look
solely to the Trust in question
for enforcement of any claim
against the Trust,
as the Adviser assumes no
personal liability whatsoever
for obligations of the Trust
 entered into by the
Adviser in its capacity as
attorney-in-fact for the Trust.

		Each person,
 partnership, corporation or
other legal entity which deals
 with a Fund of the
Trust  through the Adviser in
its capacity as agent and
attorney-in-fact of the Trust,
 is hereby expressly put
on notice (i) that all persons
or entities dealing with the
Trust must look solely to the
assets of the Fund of
the Trust on whose behalf the
Adviser is acting pursuant to
its powers hereunder for
enforcement of any
claim against the Trust, as
the Trustees, officers and/or
 agents of such Trust, the
shareholders of the various
classes of shares of the
Trust and the other Funds
of the Trust assume no
personal liability whatsoever
for
obligations entered into on
behalf of such Fund of the
Trust, and (ii) that the
 rights, liabilities and
obligations of any one Fund
are separate and distinct
from those of any other
 Fund of the Trust.

		The
execution of this Limited
Power of Attorney by the
Trust acting on behalf of the
several Funds shall not be
deemed to evidence the
existence of any express or
implied joint undertaking or
appointment by and among any
or all of the Funds.
Liability for or recourse
under or upon any undertaking
of the Adviser pursuant to
the power or authority
granted to the Adviser under
this Limited Power of
Attorney under any rule of
law, statute or constitution
or by the enforcement of any
 assessment or penalty
or by legal or equitable
proceedings or otherwise
shall be limited only to
the assets of the Fund of
the Trust
on whose behalf the Adviser
 was acting pursuant to the
authority granted hereunder.

		The Trust
hereby agrees that no person,
 partnership, corporation
 or other legal entity
dealing with the Adviser
shall be bound to inquire
into the Adviser's power
and authority hereunder and
any such person,
partnership, corporation
 or other legal entity
shall be fully protected
in relying on such
power or authority unless
such person, partnership,
corporation or other legal
entity has received prior
written notice from the
 Trust that this Limited
Power of Attorney has been
revoked. This Limited Power of
Attorney shall be revoked
and terminated automatically
upon the cancellation or
 termination of the
Investment Advisory Contract
 between the Trust and
the Adviser.  Except as
provided in the immediately
preceding sentence, the
powers and authorities
herein granted may be revoked
or terminated by the Trust at
any time provided that no
such revocation or termination
shall be effective until the
Adviser has received
actual notice of such
revocation or termination
in writing from the Trust.

		This
Limited Power of Attorney
constitutes the entire
agreement between the Trust and
the Adviser, may be changed
 only by a writing signed
by both of them, and shall
bind and benefit their
respective successors and
assigns; provided, however,
the Adviser shall have no
 power or authority
hereunder to appoint a
successor or substitute
attorney in fact for the Trust.

		This Limited
 Power of Attorney shall be
governed and construed in
 accordance with the
laws of the Commonwealth of
Pennsylvania without reference
to principles of conflicts of
laws.  If any
provision hereof, or any power
or authority conferred upon
the Adviser herein, would be
invalid or
unexercisable under applicable
law, then such provision,
power or authority shall be
 deemed modified to
the extent necessary to
render it valid or
exercisable while most
nearly preserving its
original intent, and no
provision hereof, or power
or authority conferred upon
 the Adviser herein, shall
be affected by the
invalidity or the
non-exercisability of
another provision hereof,
or of another power or
authority conferred
herein.

		This Limited
Power of Attorney may be
executed in as many
identical counterparts as
may be convenient and
 by the different parties
hereto on separate counterparts.
This Limited Power of
Attorney shall become binding
on the Trust when the Trust
shall have executed at least
one counterpart and
the Adviser shall have
accepted its appointment by
 executing this Limited Power
of Attorney.  Immediately
after the execution of a
counterpart original of
 this Limited Power of
Attorney and solely for the
convenience of the parties
 hereto, the Trust and the
Adviser will execute
sufficient counterparts
so that the
Adviser shall have a
counterpart executed by
it and the Trust, and the
 Trust shall have a counterpart
executed by the Trust and
the Adviser.  Each counterpart
 shall be deemed an original
and all such taken
together shall constitute but
 one and the same instrument,
 and it shall not be necessary
 in making proof of
this Limited Power of Attorney
 to produce or account for
more than one such counterpart.

		IN WITNESS
WHEREOF, the Trust has caused
this Limited Power of Attorney
to be
executed by its duly authorized
officer as of the date first
written above.

Federated Core Trust


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President






Accepted and agreed to this
13th day of August, 2010.

Federated Investment
 Management Company


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO



Schedule 1
to Limited Power of Attorney
dated as of August 13, 2010
by Federated Core Trust
(the Trust"), acting on
behalf of each of the
series portfolios
listed below, and appointing
Federated Investment
Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios



Federated Bank Loan Core Fund

8

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